Exhibit 10.1

RACKABLE SYSTEMS, INC.

EXECUTIVE CHANGE IN CONTROL BENEFIT PLAN

1.	INTRODUCTION.

The Rackable Systems, Inc. Executive Change in Control Benefit Plan (the “Plan”) is hereby established by Rackable Systems, Inc. (the “Company”) effective August 29, 2006 (the “Effective Date”). The purpose of the Plan is to provide for the payment of certain change in control benefits to certain eligible executive employees of the Company and any of its Subsidiaries. This Plan shall supersede, as to any Participant, any severance or change in control benefit plan, policy, or practice previously maintained by the Company or any Subsidiary that is not in writing. For the avoidance of doubt, any written severance and/or change in control benefit provisions of any offer letter, employment agreement, equity incentive plan (or an associated award agreement) or other contract between the Company or any Subsidiary and a Participant is not superseded by the Plan except as may be set forth in such other plan or agreement or in a Participation Notice. This Plan shall not supersede or otherwise amend any written or unwritten severance or change in control benefit plan, policy or practice of the Company with respect to individuals who are not Participants.

2.	DEFINITIONS.

For purposes of the Plan, except as may be provided in an individual Participation Notice, the following terms are defined as follows:

(a) “Announcement” means the public announcement of the signing of an agreement pursuant to which a Change in Control is effectuated that results in the payment of benefits pursuant to this Plan.

(b) “Base Value” means the amount equal to the Pre-Announcement Average Value multiplied by the Fully Diluted Shares Outstanding immediately prior to the Announcement. The “Pre-Announcement Average Value” means the average of the closing sales price per share of the Company’s common stock as reported on the Nasdaq Global Market (or if the Nasdaq Global Market is not the primary exchange or national reporting system upon which the Company’s common stock is traded or quoted, then such other primary exchange or national reporting system upon which the Company’s common stock is traded or quoted) for the ten (10) trading days immediately prior to the date of the Announcement. In the event there is a stock split, stock dividend or similar adjustment in the outstanding common stock of the Company during the period when the Pre-Announcement Average Value is determined, an adjustment shall be made by the Plan Administrator to the Pre-Announcement Average Value so as to most closely approximate the Pre-Announcement Average Value that would have resulted had the change in the outstanding common stock of the Company occurred prior to the period in which the Pre-Announcement Average Value was computed.

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(c) “Benefit Percentage” for a Participant shall be set forth on the Participant’s Participation Notice.

(d) “Board” means the Board of Directors of Rackable Systems, Inc.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of either of the following events:

(i) (x) there is consummated (A) a merger, consolidation or similar transaction involving (directly or indirectly) the Company or (B) a tender offer or exchange offer addressed to the stockholders of the Company and (y), immediately after the consummation of such merger, consolidation or similar transaction or such tender or exchange offer, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(ii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(f) “Change in Control Value” means the Value per share of common stock received by the stockholders of the Company pursuant to a Change in Control multiplied by the Fully Diluted Shares Outstanding immediately prior to the Change in Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Company” means Rackable Systems, Inc., or any successor entity thereto.

(i) “Covered Termination” means an Involuntary Termination Without Cause. For the avoidance of doubt, a termination of employment of a Participant due to death or disability shall not qualify as a Covered Termination.

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(j) “Eligible Employee” means (A) the Chief Executive Office, (B) the President, and (C) any individual (x) who is an officer of the Company or any of its Subsidiaries and (y) who has been designated as an Eligible Employee by the Plan Administrator, in its sole discretion.

(k) “Entity” means a corporation, partnership, limited liability company or other entity.

(l) “Fully Diluted Shares Outstanding” means, as of any relevant date, the number of shares of common stock outstanding using the treasury stock method as described in SFAS No. 128 – Earnings Per Share.

(m) “Incremental Change in Control Value” means the amount, if any, by which the Change in Control Value exceeds the Base Value.

(n) “Involuntary Termination Without Cause” means a termination by the Company or any of its Subsidiaries of a Participant’s employment relationship with the Company or any of its Subsidiaries for any reason other than the Participant:

(i) willfully refuses to perform in any material respect the Participant’s duties or responsibilities for the Company or any of its Subsidiaries or willfully disregards in any material respect any financial or other budgetary limitations established in good faith by the Board;

(ii) willfully engages in conduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or any of its Subsidiaries, including, but not limited to, misappropriation or conversion of assets of the Company or any of its Subsidiaries (other than non-material assets); or

(iii) engages in an act of moral turpitude causing material and demonstrable injury to the Company or otherwise demonstrates unfitness to serve as an officer of the Company or conviction of or entry of a plea of nolo contendere to a felony.

No act or failure by the Participant shall be deemed “willful” if done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the best interest of the Company or any affiliates.

(o) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, is the beneficial owner of such securities. For example, a holder of stock of a corporation (the “direct corporation”) is deemed to Own such stock and to Own a pro rata portion (based on relative holdings of the stock of the direct corporation) of any stock of any other corporation Owned by the direct corporation.

(p) “Participant” means an Eligible Employee (A) who has received, signed and returned to the Company a Participation Notice, (B) either (x) who has remained continuously employed by the Company or a Subsidiary from the commencement of the Eligible Employee’s

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participation in the Plan until the Change in Control or (y) whose employment with the Company or any of its Subsidiaries terminates due to a Covered Termination prior to such Change in Control, and (C) whose participation in the Plan did not otherwise terminate prior to the Change in Control.

(q) “Participation Notice” means the latest notice delivered by the Company to an Eligible Employee informing the Eligible Employee that the Eligible Employee is a participant in the Plan. A Participation Notice shall be in such form as may be determined by the Company. The Company reserves the right to amend a Participation Notice in any way and at any time; provided, however, that no such amendment shall be effective as to any Participant who would be adversely affected by such amendment unless such Participant consents in writing to such amendment.

(r) “Participation Termination Date” means the date a Participant’s participation in the Plan ends as set forth in the Participant’s Participation Notice.

(s) “Plan Administrator” means the Board or any committee duly authorized by the Board to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(t) “Subsidiary” means, with respect to the Company, (A) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (B) any Entity other than a corporation in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(u) “Value” means, with respect to (i) cash, such amount in cash, (ii) with respect to a share of stock of another Entity, and such stock is publicly traded, such Value shall be deemed to be the last closing sales price of such stock as reported on the primary exchange or national reporting system upon which such Entity’s stock it traded or quoted, and (iii) any other consideration, such Value shall be deemed to be the fair market value as determined in good faith by the Plan Administrator on the date such determination is made.

3.	ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the limitations set forth in this Section 3, in the event of a Change in Control, the Company shall provide the benefits described in Section 4 to each Participant.

(b) Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is a Participant, will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Plan Administrator in its sole discretion:

(i) The employee’s employment terminates or is terminated for any reason prior to a Change in Control other than a Covered Termination.

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(ii) The employee does not confirm in writing that he or she shall be subject to the provisions of the employee’s proprietary information agreement with the Company or the employee’s confidentiality agreement with the Company.

(c) Termination or Return of Benefits. A Participant’s right to receive benefits under this Plan shall terminate immediately (and any benefits received pursuant to this Plan shall be immediately returned to the Company) if, at any time prior to or during the twelve (12) month period following such Change in Control, the Participant, without the prior written approval of the Plan Administrator:

(i) willfully breaches a material provision of the Participant’s proprietary information or confidentiality agreement with the Company, as referenced in Section 3(b)(ii);

(ii) encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

(iii) induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees or other third party to terminate or materially diminish their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee or other third party.

4.	AMOUNT OF BENEFITS.

In the event of a Change in Control on or before the Participation Termination Date set forth in a Participant’s Participation Notice, the Participant shall receive the benefits set forth in this Section 4, subject, however, to the payment provisions set forth in Section 5 and the other limitations and exclusions set forth in this Plan.

(a) Cash Benefits. Subject to Section 4(b), the Company shall make cash payments to each such Participant in an amount equal to the Incremental Change in Control Value multiplied by the Participant’s Benefit Percentage.

(b) Parachute Payments.

(i) Except as otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive (whether pursuant to this Plan or otherwise) in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the benefits payable pursuant to this Plan to such Participant shall be reduced by the lesser of (x) all of the benefits payable pursuant to this Plan to such Participant or (y) the amount necessary so that such Payment (after reduction) shall be equal to the Reduced Amount. The “Reduced Amount” shall be the largest portion of the Payment (prior

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to reduction) that would result in no portion of the Payment (after reduction) being subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment (after reduction) equals the Reduced Amount, the benefits under this Plan shall be reduced first unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs). All determinations required to be made hereunder, including, without limitation, whether a Payment is (or will be) subject to the Excise Tax and any additional assumptions to be utilized in arriving at such determinations, shall be made in accordance with the provisions set forth in Section 4(b)(ii).

(ii) The accounting firm engaged by the Company for the purpose of rendering general tax advice as of the day prior to the effective date of the Change in Control shall perform the calculations required by Section 4(b)(i). If the accounting firm so engaged by the Company is serving as accountant, tax advisor or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm that is not so serving to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Participant within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Company or the Participant) or such other time as may be jointly requested by the Company and the Participant. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

(c) Mitigation. Except as otherwise specifically provided herein, a Participant shall not be required to mitigate damages or the amount of any payment provided under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Change in Control.

5.	TIME OF PAYMENT AND FORM OF BENEFITS.

(a) General Rules. Except as otherwise provided herein, the payment of benefits in Section 4 shall be paid in a lump-sum payment, subject to applicable withholding, within five (5) business days after the determinations required by Section 4(b)(i) have been delivered to the Company and the Participant but in no event later than thirty (30) calendar days after the Change in Control and shall otherwise be made in accordance with and subject to the Company’s normal payroll practices.

(b) Application of Section 409A. If the Plan Administrator determines that any cash benefit provided under Section 4(a) fails to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. (It is the intention of the preceding sentence to apply the short-term deferral provisions of Section 409A of the Code,

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and the regulations and other guidance thereunder, to such payments and benefits. The payment schedule as revised after the application of such preceding sentence shall be referred to as the “Revised Payment Schedule.”) However, if there is no Revised Payment Schedule that would avoid the application of Section 409A(a)(1) of the Code, the payment of such benefits shall not be paid pursuant to the original payment schedule or a Revised Payment Schedule and instead the payment of such benefits shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code. The Plan Administrator may attach conditions to or adjust the amounts paid pursuant to this Section 5(b) to preserve, as closely as possible, the economic consequences that would have applied in the absence of Section 409A of the Code; provided, however, that no such condition shall result in the payments being subject to Section 409A(a)(1) of the Code.

(c) Withholding. All payments under the Plan will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state and local income and employment taxes.

(d) Indebtedness of Participants. If a Participant is indebted to the Company on the date any benefits are payable to the Participant pursuant to this Plan, the Plan Administrator reserves the right to offset any such benefits by the amount of such indebtedness.

6.	RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall be effective as to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination. Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer or General Counsel of the Company.

7.	NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

8.	GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of this Plan shall be in writing and

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shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at 1933 Milmont Drive, Milpitas, CA 95035, Attention General Counsel, and, in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b) Legal Construction. This Plan is intended to be governed by and shall be construed in accordance with the laws of the State of California.

(c) Basis of Payments to and from Plan. The Plan shall be unfunded, and all benefits hereunder shall be paid only from the general assets of the Company.

(d) Transfer and Assignment. The rights and obligations of a Participant under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(e) Waiver. Any Party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any Party from thereafter enforcing each and every other provision of this Plan. The rights granted the Parties herein are cumulative and shall not constitute a waiver of any Party’s right to assert all other legal remedies available to it under the circumstances.

(f) Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(g) Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

9.	EXECUTION.

To record the adoption of the Plan as set forth herein, Rackable Systems, Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

RACKABLE SYSTEMS, INC.

By:

Its:

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RACKABLE SYSTEMS, INC.

EXECUTIVE CHANGE IN CONTROL BENEFIT PLAN

PARTICIPATION NOTICE

To:

Date:

Rackable Systems, Inc. (the “Company”) has adopted the Rackable Systems, Inc. Executive Change in Control Benefit Plan (the “Plan”). The Company is providing you with this Participation Notice to inform you that you qualify as a participant in the Plan. A copy of the Plan document is attached to this Participation Notice. [Except as provided below, the] [The] terms and conditions of your participation in the Plan are as set forth in the Plan, and in the event of any conflict between this Participation Notice and the Plan, the terms of the Plan shall prevail.

Your Benefit Percentage is [1.7%][1.5%][            ].

Your Participation Termination Date is [June 8, 2007][                                         ]

Please retain a copy of this Participation Notice, along with the Plan document, for your records.

RACKABLE SYSTEMS, INC.

By:

Its:

ACKNOWLEDGEMENT [AND AGREEMENT]

The undersigned hereby acknowledges receipt of the foregoing Participation Notice. The undersigned acknowledges that the undersigned has been advised to obtain tax and financial advice regarding the consequences of participating in the Plan, including the effect, if any, of Sections 409A and 4999 of the Internal Revenue Code. [Further, the undersigned acknowledges and agrees that (1) if the undersigned receives or becomes entitled to receive any payment under the Plan, the undersigned waives, with respect to any stock options granted to the undersigned after August 15, 2006 and before the Participation Termination Date, the provisions of Section 1.3 of the Employment Agreement between the undersigned and the Company, dated December 23, 2002, as amended by the First Amendment to the Employment Agreement, dated as of September 1, 2005, between the undersigned and the Company, such that such Section 1.3 shall not apply to such stock options, and (2) that this waiver is a material condition to the undersigned becoming a Participant in the Plan, and that the Company has relied on this waiver in causing the undersigned to become a Participant in the Plan.]

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